AGENCY AGREEMENT

August 14, 2007

SyntheMed, Inc.
200 Middlesex Essex Turnpike, Suite 210
Iselin, New Jersey 08830
United States

Attention:	Mr. Robert P. Hickey
President and Chief Executive Officer

Dear Sirs:

Re:      Offering of Shares

Clubb Capital Limited (the “Agent”), understands that SyntheMed, Inc. (the “Corporation”), a Delaware corporation, proposes to issue to investors secured by the Agent, up to 6,000,000 shares (the “Shares”) of the Corporation’s Common Stock, par value $0.001 per share (“Common Stock”). The Shares shall be issued and sold at a price of $1.00 per Share (the “Issue Price”). The Shares shall be sold pursuant to a subscription agreement, as may be supplemented upon mutual agreement of the Corporation and the Agent the form of which is attached hereto as Appendix I (the “Subscription Agreement”). The offering of the Shares (the “Offering”) will be consummated in one or more closings, the final closing to occur on or about August 31, 2007, or such other date mutually agreed to by the Corporation and the Agent (the date of each closing being referred to herein as a “Closing Date”). There is no minimum number of Shares being offered in the Offering.

1.	Appointment

The Corporation hereby appoints the Agent as its non-exclusive agent and the Agent accepts the appointment and agrees to act on a “best efforts” basis as a non-exclusive agent of the Corporation to secure investors for the issuance of the Shares by way of private placement to institutional and other sophisticated investors or other eligible investors subject to the terms and conditions and in reliance upon the representations, warranties and covenants of the Corporation set out in this Agreement.

The Agent shall be entitled to retain sub-agents selected by it to participate in the soliciting of offers to purchase the Shares, provided that the Agent receives from each such sub-agent its agreement to be bound by the obligations of the Agent hereunder prior to any such appointment. The fees payable to such sub-agents shall be the responsibility and for the account of the Agent.

2.	Sales Restrictions

The Agent represents and agrees that it will comply with the restrictions on offers and sales of the Shares set forth in Schedule “A” hereto, as well as the other provisions thereof, all of which are hereby incorporated by reference herein and form a part hereof.

3.	Commission and Broker Warrant

In consideration of the services rendered and to be rendered by the Agent in acting as agent of the Corporation on a best efforts basis to secure investors for the issuance of the Shares, the Corporation agrees to pay to the Agent on the Closing Date a commission (the “Commission”) equal to 7% of that portion of the gross proceeds of the Shares sold on the Closing Date to purchasers secured by the Agent, payable at the election of the Agent in either cash or Shares at the Issue Price (“Commission Shares”) or a combination of the two.

In further consideration of the services rendered and to be rendered by the Agent described above, the Corporation agrees to issue to the Agent for no additional consideration, a warrant (the “Broker Warrant”) to purchase an aggregate number of Shares equal to 7% of the aggregate number of Shares issued on the Closing Date to purchasers secured by the Agent. The Broker Warrant shall have a term of four (4) years after the date of issue and shall be exercisable to acquire Shares at a price of $1.10 per Share. Any Commission payable or Broker Warrant issuable to the Agent may, at the direction of the Agent, be issued to any subagents retained by the Agent in accordance with this Agreement.

If for any reason the Offering does not close and within a three (3) year period after termination of the Offering the Corporation raises funding through one or more investors introduced to the Corporation for the first time by the Agent (“Agent Investors”), the Agent shall be entitled to the Commission and Broker Warrants in respect thereof as if the Offering had not been terminated and the gross proceeds of sale raised in such financing(s) had been raised under the Offering. The Agent will after the Closing Date promptly provide the Corporation with a list of Agent Investors.

4.	Closing

(a)
The issuance of the Shares shall be completed (the “Closing”) at the offices of the Corporation, or such other place or places as the Corporation and the Agent may agree, at 10:00 a.m. (Eastern Standard Time) (the “Closing Time”) on the Closing Date.

(b)
On or prior to each Closing Date, the Agent shall provide to the Corporation a subscription agreement from each purchaser of Shares (a “Purchaser”) who is to acquire Shares on such Closing Date, together with a selling stockholder questionnaire. Purchasers shall be required to complete and sign the form of Subscription Agreement attached hereto as Appendix I, together with a selling stockholder questionnaire.

(c)
At the Closing Time on each Closing Date, upon satisfaction of the conditions contained herein, the Agent shall pay or cause payment to be made of the net purchase price of the Shares sold by the Agent in United States funds by wire transfer to such bank and account as may be designated by the Corporation, or in such other manner as may be agreed with the Corporation, such net purchase price to be equal to the aggregate Issue Price of the Shares sold by the Agent less the cash portion of the Commission (if the Agent elects to receive all or a part thereof in cash) and the amount in reimbursement of expenses referred to in section 8 hereof. Such payment and delivery shall be made against:

(i)
delivery by the Corporation to its transfer agent of instructions to issue certificates representing (A) the Shares to be issued on the Closing Date registered in such name or names as are directed in the Subscription Agreements and (B) the Commission Shares;

(ii)	delivery of the Commission and the Broker Warrants; and

(iii)	delivery to the Agent of copies of the certificates, opinions and other documents contemplated hereby.

5.	Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants and covenants to the Agent as of the date hereof and as of the Closing Date, which representations, warranties and covenants shall survive the Closing for a period of two years and any investigation made by the Agent, that:

(a)	the Corporation is a validly existing corporation in good standing under the laws of the jurisdiction in which it is incorporated, and the Corporation has no subsidiaries;

(b)
the Corporation is duly qualified and authorized to do business in the jurisdiction(s) in which it carries on business or to own property where required under the laws of the jurisdiction(s) in which any such property is located;

(c)
the Corporation is current with all material filings required to be made under the laws of any jurisdiction in which it carries on any material business, and the Corporation has all necessary licenses, leases, permits, authorizations and other approvals necessary to permit it to conduct its business as currently conducted, except where the failure to have any such license, lease, permit, authorization or approval would not have a material adverse effect on the Corporation and its business;

(d)
the audited financial statements of the Corporation as at and for the year ended December 31, 2006 and the interim financial statements of the Corporation as at and for the three -month period ended March 31, 2007 present fairly, in all material respects, the financial position of the Corporation as at the respective period-end dates, and the results of its operations and the changes in its financial position for the 12-month period ended December 31, 2006 in the case of the audited financial statements and 3-month period ended March 31, 2007 in the case of the interim financial statements, all in accordance with generally accepted accounting principles, and, since March 31, 2007, there has been no material adverse change in the business, affairs or financial or other condition of the Corporation or any of its subsidiaries, except as disclosed in the notes to the financial statements for the quarter then ended;

(e)
the Corporation has all requisite power and authority to carry out its obligations under this Agreement, the Subscription Agreement, the investor rights agreement in the form set forth in Annex A-1 to the Subscription Agreement (the “Investor Rights Agreement”) and the Broker Warrants;

(f)
this Agreement, the Subscription Agreement and the Investor Rights Agreement have been, and the Broker Warrants will be on the Closing Date, duly authorized, executed and delivered by the Corporation and constitute or on the Closing Date will constitute, legal, valid and binding obligations of the Corporation enforceable in accordance with their terms except that: (i) the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization and other laws affecting the enforcement of creditors’ rights generally, (ii) rights of indemnity thereunder may be limited under applicable law, and (iii) equitable remedies, including without limitation specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(g)
the Shares are or on the Closing Date will be duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable shares in the capital stock of the Corporation;

(h)
the Corporation will reserve a sufficient number of shares of Common Stock unissued as may be required to be issued pursuant to the exercise of the Broker Warrants and, when issued and delivered upon such exercise, such shares of Common Stock will be duly and validly issued as fully paid and non-assessable shares in the capital stock of the Corporation;

(i)
the authorized capital of the Corporation consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value of $0.01 per share. Of the preferred stock, 500,000 shares have been designated as Series A Convertible Preferred Stock, 1,116,500 shares have been designated as Series B Convertible Preferred Stock and 663,000 shares have been designated as Series C Convertible Preferred Stock. As of March 31, 2007 there were 83,761,185 shares of Common Stock and no shares of preferred stock outstanding. In addition, as of that date, the Corporation had an aggregate of 15,562,602 shares of Common Stock reserved for issuance upon exercise or conversion of the following outstanding securities: (A) options which have been granted under the Corporation’s stock option plans and other agreements, to purchase an aggregate of 14,087,602 shares of Common Stock; and (B) warrants issued to the Agent or its designees to purchase an aggregate of 1,475,000 shares of Common Stock;

(j)
the Corporation is not, and at the Closing Date will not be: (i) in breach or violation of any of the terms or provisions of, or in default under, this Agreement, the Subscription Agreement, any other Subscription Agreement for the purchase of Shares, the Investor Rights Agreement, the Broker Warrants, any indenture, mortgage, deed of trust or loan agreement (except as disclosed in the Corporation’s filings with the United States Securities and Exchange Commission), other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which breach or violation or the consequences thereof would result in a material adverse change to it or its business; or (ii) in violation of the provisions of its articles, by-laws, resolutions or any statute or any other rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties which violation or the consequences thereof would result in a material adverse change to it or its business;

(k)
the issue and sale of the Shares, Broker Warrants, any shares of Common Stock on the exercise of the Broker Warrants and the performance and consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which the Corporation or any subsidiary is bound or to which any of the property or assets of the Corporation or any subsidiary is subject, which breach or violation or the consequences thereof would result in a material adverse change to the Corporation or its business, nor will any such action conflict with or result in any violation of the provisions of the articles, by-laws or resolutions of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any subsidiary or any of its properties which violation or the consequences thereof would result in a material adverse change to the Corporation or its business;

(l)
the Corporation has established on its books reserves which are adequate for the payment of all taxes not yet due and payable; there are no liens or other liabilities for taxes on the assets of the Corporation except for taxes not yet due; there are no audits of any of the tax returns of the Corporation which are known by the Corporation’s management to be pending and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government or agency of any deficiency having a material adverse effect on the properties, business or assets of the Corporation;

(m)
the Corporation has good and valid title to its properties, leaseholds and assets, including without limitation the properties, leaseholds and assets reflected in the balance sheet as of March 31, 2007 referred to in clause 5(d) above, except properties, leaseholds and assets disposed of since such date at fair market value in the ordinary course of business, and has good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, rights of first refusal or options to purchase, whether or not relating to extensions of credit or the borrowing of money, other than as disclosed in such balance sheet except as incurred in the ordinary course of business since the date of such balance sheet, and except in any event where the failure to hold good title or the existence of a mortgage, pledge, lien, lease, encumbrance, charge, right of first refusal or option to purchase would not have a material adverse effect on the Corporation or its business; there exists no condition which interferes with the economic value or use of such properties and assets and all tangible assets are in good working condition and repair (subject to ordinary wear and tear) except where the existence of any such condition would not have a material adverse effect on the Corporation or its business;

(n)
the Corporation owns, is licensed or has applied for registration of, all patents, trade-marks, service marks, trade names, and copyrights necessary for the conduct of its business, except where the failure to so own or apply for registration would not have a material adverse effect on the Corporation or its business; to the best of the knowledge, information and belief of the Corporation none of the past or present activities of the Corporation or the products, services or assets of the Corporation infringe or constitute an unauthorized use of any proprietary rights of others, and the Corporation has not received any notice of infringement of, or conflict with, asserted rights of others with respect to any patent, trade-mark, service mark, trade name, or copyright that, individually or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would result in a material adverse change to the Corporation or its business;

(o)
the Corporation has taken reasonable measures to protect and preserve the confidentiality of all trade secrets and other non-patented proprietary information of the Corporation, including without limitation the procurement of proprietary invention assignments and non-disclosure and non-competition agreements from employees, consultants, subcontractors, customers and other persons who have access to such information;

(p)
the Corporation has filed all necessary federal, state and municipal property, income and franchise tax returns and has paid all taxes shown as due thereon or otherwise owed by it to any taxing authority except those contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles; there is no tax deficiency which has been, or to the best of the knowledge, information and belief of the Corporation might be, asserted against the Corporation which would materially affect the business or operations of the Corporation; the Corporation has paid all applicable federal and state payroll and withholding taxes;

(q)
there is no collective bargaining or other union agreement to which the Corporation is a party or by which it is bound, or which is currently being negotiated; the Corporation does not sponsor, maintain or contribute to any pension, retirement, profit sharing, incentive compensation, bonus or other employee benefit plan, including without limitation any employee benefit plan covered by Title 4 of the Employee Retirement Income Security Act of 1974 (“ERISA”) or any “multi-employer plan” as defined in Section 4001(a)(3) of ERISA, or any other employee benefit plan; to the best of the knowledge, information and belief of the Corporation, (i) no employee of the Corporation is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which would result in a material adverse change to the Corporation or its business, and (ii) no senior officer has any present intention of terminating his employment with the Corporation, and the Corporation has no present intention of terminating any such employment;

(r)
there is no adverse claim, action, proceeding or investigation pending or, to the knowledge, information and belief of the Corporation, threatened, which questions the validity of the issue or sale of the Shares, Broker Warrants or any shares of Common Stock on exercise of the Broker Warrants or the validity of any action taken or to be taken by the Corporation in connection with this Agreement, the Subscription Agreement or the Investor Rights Agreement or which would result in any material adverse change in the financial condition, results of operations, business or prospects of the Corporation;

(s)	the Corporation will permit the Agent and its legal counsel to conduct all due diligence which the Agent may reasonably require; and

(t)
during the period commencing with the engagement of the Agent on the date of this Agreement and ending on the date on which the full amount of the Offering is sold or the earlier date of termination of the Offering period (the “Final Closing Date”), the Corporation will inform the Agent in writing of the full particulars of any material change (actual, anticipated or threatened) in the assets, liabilities, business or the financial condition of the Corporation.

6.	Closing Conditions for the Benefit of the Agent

The obligations of the Agent hereunder are subject to the satisfaction, on or before the Closing Time, of the following conditions:

(a)
the Corporation shall have complied with all of its obligations hereunder; the representations and warranties of the Corporation contained herein shall be true and correct in all material respects on and as of each Closing Date as if made on and as of such Closing Date; and the Agent shall have received on each Closing Date a certificate, dated as of such Closing Date and signed by one or more executive officers or directors of the Corporation on behalf of the Corporation and not in his or their personal capacity, to the foregoing effect;

(b)	the Agent shall have received on and as of each Closing Date the favourable opinion of the Corporation’s legal counsel on such matters as the Agent may reasonably request, including:

(i)
the Corporation is incorporated and validly existing under the laws of the jurisdiction in which it is incorporated and has the corporate power and authority to conduct its business as currently conducted by it and to issue and sell the Shares and Broker Warrants (the Shares and the Broker Warrants collectively referred to as the “Securities”) and to enter into and carry out its obligations under this Agreement, the Subscription Agreement, the Investor Rights Agreement, and the Broker Warrants;

(ii)	as to the Corporation's authorized and issued and outstanding capital;

(iii)
each of this Agreement, the Subscription Agreement, the Investor Rights Agreement and the Securities has been duly authorized, executed and delivered by the Corporation and, as applicable, is a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms;

(iv)
all necessary action has been taken by the Corporation to authorize the issue of up to 6,000,000 Shares and the issue to the Agent of up to 196,000 Commission Shares and Broker Warrants exercisable for up to 420,000 shares of Common Stock and the Corporation has sufficient authorized but unissued shares of Common Stock as may be required to be issued upon the exercise of the Broker Warrant;

(v)
the execution and delivery of this Agreement, the Subscription Agreement and the Investor Rights Agreement and the completion of the transactions contemplated hereby and thereby, the issue of the Shares, the Commission Shares and the Broker Warrant, and the issue of the shares of Common Stock issuable upon exercise of the Broker Warrant do not violate or constitute a breach of any provisions of the articles of incorporation or by-laws of the Corporation, any material contract or other material agreement to which it is a party or by which it is bound and of which such counsel is aware, or any New York, Delaware corporate or United States law or regulation (other than federal and state Securities or “blue sky” laws, as to which such counsel expresses no opinion in this paragraph);

(vi)
the Shares issued to the investors and the Commission Shares issued to the Agent have been duly and validly issued by the Corporation and are outstanding as fully paid and non-assessable shares in the capital of the Corporation and the shares of Common Stock issuable upon exercise of the Broker Warrant will, when issued in accordance with the respective terms and conditions of the Broker Warrant, be validly issued as fully paid and non-assessable shares in the capital of the Corporation;

(vii)
the certificates representing the Shares, Commission Shares and Broker Warrant comply with the requirements of the state laws and any federal laws of the United States applicable to the Corporation and such certificates have been duly and properly approved by the directors of the Corporation;

(viii)
the exemption from any consent, approval, authorization, order, registration, filing or qualification of or with any governmental authority of the United States (or New York or Delaware corporate authority) (other than federal and state securities or “blue sky” laws, as to which such counsel expresses no opinion in this paragraph) for the valid authorization, issue, sale and delivery of the Shares and Commission Shares and the shares of Common Stock issuable upon exercise of the Broker Warrant and the issue and delivery of the Broker Warrant; and

(ix)
the exemption from registration of the issuance of the Shares, Commission Shares and Broker Warrant (including the shares of Common Stock underlying the Broker Warrant under the terms contemplated by the Subscription Agreement and the Agency Agreement).

In giving the opinions contemplated above, legal counsel to the Corporation shall be entitled to rely, where appropriate, upon opinions of local counsel and, as to matters of fact, to rely upon the representations and warranties of Purchasers contained in the executed Subscription Agreements, a certificate of fact of the Corporation signed by those officers in a position to have knowledge of such facts and their accuracy, and certificates of such public officials and other persons as are necessary or desirable, and may qualify its opinion described in (iii) above with respect to (1) bankruptcy, insolvency, reorganization and other laws affecting the enforcement of creditors' rights generally and (2) limitations on the availability of equitable remedies such as specific performance, and its opinion may include other reasonable and standard opinion qualifications;

(c)	the Agent shall have received copies of the Subscription Agreement and the Investor Rights Agreement executed by the Corporation;

(d)	the Agent shall have received such other agreements, certificates, opinions or documents as the Agent may reasonably request; and

(e)	the fulfilment, to the reasonable satisfaction of counsel for the Agent, of all legal requirements to permit the offer and sale of the Shares and the issue of the Broker Warrant to the Agent.

The foregoing conditions are included for the benefit of the Agent and may be waived in writing by the Agent, in whole or in part.

Notwithstanding anything contained in this Agreement, the Agent may by written notice to the Corporation terminate this Agreement at any time before the Closing Time if, in the opinion of the Agent, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its reasonable view be likely to prejudice materially the success of the Offering or distribution of the Shares or if the Agent is not reasonably satisfied with the results of its due diligence review of the Corporation and, upon notice being given, the parties to this Agreement shall (except for the liability of the Corporation in relation to expenses as provided in section 8 and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

7.	Confidentiality

The Agent agrees that it will not disclose the terms of the Offering or any information it may have acquired from the Corporation in the course of executing this Agency Agreement which the Corporation has identified as material non-public information, except to the extent (i) that such terms or other information becomes generally available to the public other than by disclosure in violation of this Agency Agreement, (ii) that such information was properly within the Agent’s possession prior to being furnished by the Corporation, (iii) that such information becomes available to the Agent on a non-confidential basis, such as through disclosure by third parties who have the right to disclose the information, and (iv) compelled by judicial process, provided that in the event of compulsion by judicial process the Agent will inform the Corporation promptly upon its receipt of notice of judicial process compelling such disclosure.

8.	Expenses

In further consideration of the agreement with the Agent herein contained, the Corporation covenants and agrees to reimburse the Agent, regardless of whether the Offering is completed, for the Agent’s reasonable fees and expenses including (without limitation) reasonable fees and expenses of Agent’s legal counsel, due diligence expenses, travel expenses and expenses incurred in connection with the holding of roadshows, investor meetings and presentations and printing and preparation of any offering documents and marketing materials (collectively the “Expenses”). The Corporation shall not be responsible for Agent’s legal expenses in excess of $35,000 (the “Cap”), it being understood that the Cap does not include legal expenses of the Agent’s counsel incurred after the Final Closing in connection with the anticipated resale registration of the securities issued in the Offering. The Corporation acknowledges and agrees that the Cap has been set based on the parties’ joint expectation of the amount of work involved to complete the Offering (based on, for example, an existing set of negotiated documents for an earlier financing for the Corporation in which the Agent participated), and the Corporation further acknowledges and agrees that in the event of unforeseen circumstances or delay in closing the Offering resulting in the greater than anticipated workload for the Agent’s legal counsel, such counsel’s reasonable fees and expenses in excess of the Cap shall also be paid by the Corporation. Expenses incurred up to each Closing Date shall be reimbursed, upon submission to the Corporation of invoices, receipts or similar proof of expenditure, at the Closing Time for such Closing Date and may be deducted by the Agent from the proceeds of sale of the Shares at such Closing. Expenses incurred after the Final Closing Date shall be reimbursed, upon submission to the Corporation of invoices, receipts or similar proof of expenditure, forthwith following the delivery to the Corporation of accounts in respect thereof.

9.	Indemnification

(a)
The Corporation agrees to indemnify and hold harmless the Agent and its respective directors, officers, shareholders, employees and agents from and against any and all losses, claims, damages, expenses and liabilities (collectively, “Losses”) arising out of, in relation to or in connection with (i) any breach or non-compliance by the Corporation of or with any of its covenants or representations and warranties herein, or (ii) the services provided by the Agent hereunder, except to the extent that any Losses result from the Agent’s negligence, recklessness or bad faith in performing such services or from the making by the Agent of any unauthorized representations with respect to the Corporation. This indemnity shall survive any termination of this Agreement.

(b)
In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to the preceding paragraph, such party shall promptly notify the Corporation in writing, and the Corporation, upon the request of such party, shall retain counsel reasonably satisfactory to such party to represent such party and any others the Corporation may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.

(c)
In any such proceeding, such indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such party unless (i) the Corporation and such party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Corporation and such party and representation of both parties by the same counsel is not appropriate as a result of differing interests between them. The Corporation shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment or determination in respect of which the indemnity referred to in this Section 9 is claimed, the Corporation agrees to indemnify such party from and against any loss or liability by reason of such settlement, judgment or determination.

10.	Notices, etc.

All notices hereunder may be hand delivered or given by facsimile or any other means of instantaneous written communication to such respective party hereto as follows (or at such other address as may hereafter be communicated by either party hereto to the other party):

If to the Agent:

Clubb Capital Limited
35 Piccadilly
London W1J 0DW
England

Attention: Joerg Gruber

Telephone: 44-20-7851-9081
Facsimile: 44-20-7851-9088

With a copy to:

Blake, Cassels & Graydon LLP
199 Bay Street, Commerce Court West
Toronto, ON M5L 1A9
Canada

Attention: John A. Kolada

Telephone: (416) 863-4171
Facsimile: (416) 863-2653

If to the Corporation:

SyntheMed, Inc.
200 Middlesex Essex Turnpike, Suite 210
Iselin, New Jersey 08830
United States

Attention: Robert P. Hickey
President and Chief Executive Officer

Telephone: 732-404-1117
Facsimile: 732-404-1118

With a copy to:

Eilenberg, Krause & Paul LLP
11East 44th Street, 17th Floor
New York, NY 10017

Attention: Keith Moskowitz

Telephone: 212-986-9700 ext 335
Facsimile: 212-986-2399

11.	Counterparts

This Agreement may be signed and delivered in counterparts, and by facsimile, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person.

12.	Survival

All representations, covenants, undertakings and indemnities herein will survive for a period of two years following each and every Closing Date, notwithstanding the completion of the transactions contemplated hereby and shall apply regardless of any investigation made by or on behalf of any indemnified party.

13.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

14.	Time

Time is of the essence in this Agreement.

15.	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

16.	Miscellaneous

This Agreement shall enure to the benefit of, and be binding upon, the successors of the Corporation and the Agent.

Yours sincerely, CLUBB CAPITAL LIMITED

By:	/s/ Carlos Pittol
Carlos Pittol
Director

Accepted and agreed as of the 14th day of August, 2007.

SYNTHEMED, INC.

By:	/s/ Robert P. Hickey Robert P. Hickey
President and Chief Executive Officer

Schedule “A”

Restrictions on Offers and Sales of the Shares

1. The Agent represents and agrees that: (i) it has not offered or sold and, prior to the expiry of the period of six months after the Closing Date, will not offer or sell any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and (iv) it has complied and will comply with all applicable securities laws in the United Kingdom and elsewhere in Europe in connection with the Offering.

2. The Agent acknowledges that the Shares including the shares of Common Stock issuable upon exercise of the Broker Warrant (collectively the “Securities”) have not been registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) except under an effective registration statement under the Securities Act, in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Offers and sales will be made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated hereunder and/or in reliance on Regulation S under the Securities Act of 1933, and the Agent will comply with the provisions thereof in connection with the Offering.

3. Terms with initial capital letters used but not defined in this Schedule shall have the meanings given to them in the Agency Agreement to which this Schedule is attached.

Appendix I
SUBSCRIPTION AGREEMENT